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                                                                     EXHIBIT 2.2
                                                                     -----------

                                                                  EXECUTION COPY

                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into this 13/th/ day of September, 2000, by and between SAFE PASSAGE INTERNATIONAL, INC., a New York corporation ("Safe Passage"), and ARISTOTLE ACQUISITION SUB, INC., a Delaware corporation ("Aristotle"). Safe Passage and Aristotle are sometimes referred to herein as the "Constituent Corporations."

     WHEREAS, Safe Passage was incorporated under the laws of the State of New York on May 22, 1996 under the name Safe Passage (US) Limited and currently has authorized capital stock of 200 shares of Common Stock, no par value, of which 200 shares are issued and outstanding;

     WHEREAS, Aristotle was incorporated under the laws of the State of Delaware on August 29, 2000 and currently has authorized capital stock of 3,000 shares of Common Stock, par value $.01 per share, of which 100 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors of Safe Passage and Aristotle deem it advisable and in the best interests of their respective corporations that Aristotle merge with and into Safe Passage (the "Merger") and to enter into and perform this Agreement pursuant to the laws of the states of New York and Delaware, as applicable;

     WHEREAS, the Board of Directors and the stockholders of Aristotle have approved this Agreement pursuant to subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware; and

     WHEREAS, the Board of Directors and the stockholders of Safe Passage have approved this Agreement pursuant to Section 615 of the New York Business Corporation Law.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Safe Passage and Aristotle hereby agree as follows:

     1.  Merger.  Subject to the terms and conditions hereof and of that certain
         ------
Agreement and Plan of Reorganization, by and among Safe Passage, Aristotle, The Aristotle Corporation, a Delaware corporation, and the stockholders of Safe Passage identified in Schedule I thereto, dated as of September 13, 2000, a copy
                      ----------
of which is attached hereto as Exhibit A (the "Reorganization Agreement"),
                               ---------
Aristotle shall be merged with and into Safe Passage, the separate corporate existence of Aristotle will cease, Safe Passage shall continue as the surviving corporation under the laws of the State of New York (the "Surviving Corporation"), and the issued and outstanding shares of capital stock of Aristotle and Safe Passage shall be converted into capital stock of the Surviving Corporation as provided in Section 6 below, effective upon the date when a Certificate of Merger is filed with the Secretary of State of the State of New York (the "New York Certificate").

     2.  Registered Office of Surviving Corporation. The registered office of
         ------------------------------------------
the Surviving
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Corporation after the Merger will be 333 Metro Park, Rochester, New York 14623.

     3.  Certificate of Incorporation.  The Certificate of Incorporation of Safe
         ----------------------------
Passage, as amended and as further amended in accordance with the New York Certificate upon the filing of the New York Certificate with the Secretary of State of the State of New York, shall be the Certificate of Incorporation of the Surviving Corporation immediately upon and after the Merger, until amended as provided therein or by law.

     4.  By-Laws.  The Amended and Restated By-Laws of Safe Passage in effect
         -------
immediately prior to the Merger will continue to be the By-Laws of the Surviving Corporation immediately upon and after the Merger, until amended as provided therein, in the Certificate of Incorporation of the Surviving Corporation or by law.

     5.  Officers and Directors.
         ----------------------

         (a)  The persons set forth in Schedule I hereto shall be the officers
                                       ----------
of and shall hold the office(s) set forth opposite their respective names in the Surviving Corporation immediately upon and after the Merger, until their respective successors are duly elected and qualified in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         (b)  The persons set forth in Schedule II hereto shall be the directors
                                       -----------
of the Surviving Corporation immediately upon and after the Merger, until their respective successors are duly elected and qualified in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         (c) Officers and directors of Safe Passage who shall not hold such positions immediately upon and after the Merger, as indicated in Sections 5(a) and 5(b) hereof and Schedule I and Schedule II hereto, shall have resigned from
                    ----------     -----------
such positions effective immediately upon the Merger.

     6.  Conversion of Shares of Capital Stock of Aristotle and Safe Passage.
         -------------------------------------------------------------------
Each of the Constituent Corporations hereby agrees that the provisions of
Article II of the Reorganization Agreement shall govern the conversion or cancellation, as applicable, of shares of capital stock of each of Aristotle and Safe Passage, as indicated in said Article II, and the provisions of Article II of the Reorganization Agreement are incorporated herein by reference and made a material part hereof.

     7.  Status and Rights of Surviving Corporation. Immediately upon the
         ------------------------------------------
Merger: (a) the Surviving Corporation shall possess all the rights, privileges and powers, of a public as well as a private nature, of Aristotle and Safe Passage and all property, real, personal and mixed, whether tangible or intangible; (b) all debts due to Aristotle or Safe Passage shall be vested in the Surviving Corporation; (c) all and every other interest of Aristotle and Safe Passage shall be thereafter the property of the Surviving Corporation as effectively as if they were of Aristotle or of Safe Passage; and (d) the title to any real estate, whether by deed or otherwise, vested in Aristotle, Safe Passage or the Surviving Corporation, shall not revert or be in any way impaired

                                      -2-
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by reason of the Merger. Immediately upon the Merger, all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities, obligations, and duties of the parties hereto shall thenceforth attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it.

     8.  Further Assurances. From time to time, as and when required by Safe
         ------------------
Passage or by its successors and assigns including without limitation the Surviving Corporation, there shall be executed and delivered on behalf of Aristotle such deeds and other instruments, and there shall be taken or caused to be taken such further and other action, as shall be appropriate or necessary in order to vest, perfect in, to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Aristotle and otherwise to carry out the purposes of this Agreement, and the directors of the Surviving Corporation are fully authorized in the name and on behalf of Aristotle or otherwise to take or authorize the taking of any and all such action and to execute and deliver or authorize the execution and delivery of any and all such deeds and other instruments.

     9.  Termination.  Notwithstanding the approval of this Agreement by the
         -----------
stockholders of Aristotle and Safe Passage, this Agreement may be terminated by the mutual consent of the Boards of Directors of the Constituent Corporations at any time prior to the filing of the New York Certificate with the Secretary of State of the State of New York.

     10. Amendment.  This Agreement may be amended by the mutual consent of the
         ---------
Boards of Directors of the Constituent Corporations prior to the filing of the New York Certificate with the Secretary of State of the State of New York, subject to the restrictions of the General Corporation Law of the State of Delaware and the Business Corporation Law of the State of New York, as applicable.

     11. Miscellaneous.  This Agreement may be executed in several counterparts,
         -------------
each of which shall be deemed an original, and all of which shall constitute one and the same document. This Agreement, together with the Reorganization Agreement, constitutes the entire agreement of the parties which respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, oral or written, relating thereto. The parties hereto agree that the further terms and conditions of the Merger contained and described in the Reorganization Agreement are incorporated herein by reference and made a material part hereof.

     12. Agreement with Respect to Service of Process. Safe Passage, for itself
         --------------------------------------------
and on behalf of the Surviving Corporation, and Aristotle each hereby agree that the Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Aristotle, as well as for enforcement of any obligation of the Surviving Corporation, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the General Corporation Law of the State of Delaware, and herein irrevocably appoints the Secretary of State of the State of Delaware as the Surviving Corporation's agent to accept service of process in any such suit or other proceedings. Copy of such process shall be mailed by the Secretary of State of

                                      -3-
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the State of Delaware to the Surviving Corporation as follows: Safe Passage
International, Inc., 333 Metro Park, Rochester, New York 14623, Attention:
President.


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                                      -4-
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     IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute this AGREEMENT AND PLAN OF MERGER as of the date first written above.

Attest:                           SAFE PASSAGE INTERNATIONAL, INC.,
                                  a New York Corporation


/s/ Michael F. McConville         By: /s/ James S. Viscardi
-------------------------------      ----------------------------------
                                     James S. Viscardi
                                     President



Attest:                           ARISTOTLE ACQUISITION SUB, INC.,
                                  a Delaware Corporation


 /s/ Mary E. Schiller             By: /s/ Paul McDonald
--------------------------------     ----------------------------------
                                     Paul McDonald
                                     President
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                                                                       EXHIBIT A
                                                                       ---------

                           REORGANIZATION AGREEMENT
                           ------------------------

See Attached.
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                                                                      Schedule I
                                                                      ----------

                     OFFICERS OF THE SURVIVING CORPORATION
                     -------------------------------------

John Crawford, Chairman
James S. Viscardi, President and Chief Executive Officer
Michael R. Rooksby, Executive Vice President
Howard C. Rooksby, Vice President
Andrew M. Figiel, Vice President
Paul McDonald, Vice President, Secretary and Treasurer
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                                                                     Schedule II
                                                                     -----------

                    DIRECTORS OF THE SURVIVING CORPORATION
                    --------------------------------------

John Crawford
James S. Viscardi
Paul McDonald
Michael R. Rooksby
Daniel Miglio